EXHIBIT 24.1
ENERGY FOCUS INC.
2010 ANNUAL REPORT ON FORM 10-K
Power of Attorney
KNOW ALL MEN BY THESE PRESENTS: That each person whose name is signed below has made, constituted, and appointed, and by this instrument does make, constitute, and appoint, Joseph G. Kaveski or Frank Lamanna his true and lawful attorney for him and in his name, place, and stead, with power of substitution, to subscribe, as attorney-in-fact, his signature as Director or Officer or both, as the case may be, of Energy Focus, Inc., a Delaware corporation, to its Annual Report on Form 10-K for the year ended December 31, 2010, and to any and all amendments to that Annual Report, hereby giving and granting to each attorney-in-fact full power and authority to do and perform every act and thing necessary to be done in the premises, as fully as he might or could do if personally present, hereby ratifying and confirming all that each attorney-in-fact shall lawfully do or cause to be done by virtue hereof.
This Power of Attorney shall not apply to any Annual Report on Form 10-K or amendment thereto filed after December 31, 2010.
IN WITNESS WHEREOF, this Power of Attorney has been signed as of March 31, 2011.

/s/ Joseph G. Kaveski Joseph G. Kaveski	/s/ Frank Lamanna Frank Lamanna
Chief Executive Officer and Director	interim Chief Accounting Officer
Principal Executive Officer	(principal accounting officer)

/s/ John M. Davenport	/s/ R. Louis Schneeberger

John M. Davenport	R. Louis Schneeberger
President and Director	Director

/s/ Michael A. Kasper	/s/ Paul von Paumgartten

Michael A. Kasper	Paul von Paumgartten
Director	Lead Director

/s/ J. James Finnerty	/s/ David Anthony

J. James Finnerty	David Anthony
Director	Director

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